Exhibit 99.2
NEWS RELEASE

NCR announces transformative financial services acquisitions that accelerate its software, SaaS leadership

With agreement to purchase Digital Insight and acquisition of Alaric Systems, NCR will establish the most comprehensive suite of retail banking solutions in the industry and deliver an unparalleled value proposition for its financial services customers

DULUTH, Ga., December 2, 2013 - Today, NCR Corporation (NYSE: NCR), the global leader in consumer transaction technologies, took the next step in the transformation of its Financial Services business, announcing that it had entered into a definitive agreement to purchase Digital Insight Corporation, a leader in online and mobile banking solutions, for a purchase price of $1.65 billion, and that it had completed the acquisition of Alaric Systems Limited, a provider of secure transaction switching and fraud prevention software, for a purchase price of approximately $84 million. Digital Insight is majority owned by Thoma Bravo, LLC.

Together, these companies complement and extend NCR’s existing capabilities in the banking industry to form a complete enterprise software platform that will deliver a unique and compelling consumer experience across all digital and physical channels - mobile, online, branch, and ATM. The combination will help retail banks and other financial institutions reduce legacy costs and enable solutions for new, more nimble branches, by providing one platform for omni-channel services and all payment and transaction types.

Today’s announcement follows the successful acquisitions of Retalix and Radiant Systems that have transformed NCR’s Retail and Hospitality businesses by delivering revenue growth, improved profitability, and an increased revenue mix of software and SaaS for NCR. The acquisitions of Digital Insight and Alaric Systems continue a strategic plan of transformative acquisitions across all of the company’s three core lines of business and will enhance NCR’s existing capabilities, delivering the industry’s most comprehensive suite of retail banking solutions.

"This is a historic day for NCR," said NCR chairman and CEO, Bill Nuti. "For the past eight years, NCR has been executing a deliberate and thoughtful strategic agenda to profoundly reinvent the company. Over that time, we have orchestrated a patient balance between legacy issues and growth initiatives that has led to delivering a compelling value proposition for all of our stakeholders. Today represents a culmination of many years of effort, particularly as it relates to what was once NCR's core businesses. Today, we are fundamentally and permanently changing our largest line of business, Financial Services.  With the announcements of our agreement to purchase Digital Insight and our acquisition of Alaric Systems, NCR becomes a powerful, global FinTech solutions provider enabling retail banks to deliver on the promise of omni-channel capabilities - on top of an unparalleled, innovative software platform."

Digital Insight, based in Menlo Park, California; and Alaric Systems, based in London, U.K., together will uniquely position NCR to deliver an enterprise software stack that securely and seamlessly creates a differentiated consumer experience across all channels (online, mobile, ATM, branch) improving a retail bank’s growth, profitability and customer satisfaction.

With the addition of Digital Insight, NCR will also enhance its ability to serve the mid-market retail banking segment, which includes Digital Insight’s highly diversified customer base consisting of more than 1,000 financial institutions with 12 million online banking users and nearly 4.8 million mobile end users. The Digital Insight acquisition will also provide an opportunity for NCR to offer its clients additional solutions for mobile, bill pay and online banking.

“Together, NCR, Digital Insight and Alaric Systems are committed to delivering value to financial institutions," said Andy Heyman, senior vice president, NCR Financial Services. "We have an opportunity to enable differentiated consumer experiences through safe, secure, and integrated transactions across every banking touch point. We will help financial institutions to reduce costs, serving as a single solutions provider for ATM, branch, mobile, commerce  and internet banking services, as well as the payments and processing infrastructure behind those experiences.”

Alaric Systems payments processing and fraud prevention software allows financial institutions, processors and retailers to manage ATM, point of sale, ecommerce and mobile payment or banking transactions, deliver complex multi-channel payments integration and carry out enterprise fraud and risk management. Alaric Systems powers more than 1.25 billion transactions a month across 30 countries.

The Alaric Systems solution set includes the Authentic payments and Fractals fraud prevention technologies. Authentic is a modern, ultra high-performance authorization and routing system for managing transactions from all channels across the enterprise, from ATM, point of sale to ecommerce and mobile. Fractals is an intelligent fraud detection and prevention framework designed to detect and intercept fraudulent payment transactions before the transaction is completed.

The Digital Insight transaction is subject to the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the satisfaction of other and customary closing conditions and is expected to be completed in the first quarter of 2014. Both the Digital Insight and Alaric Systems transactions will be independently accretive to 2014 non-GAAP EPS.(1)

RBC Capital Markets, LLC acted as lead financial advisor to NCR. J.P. Morgan and BofA Merrill Lynch also acted as financial advisors and Womble Carlyle Sandridge & Rice, LLP acted as legal counsel to NCR on the Digital Insight transaction.

(1) NCR defines non-GAAP earnings per share as earnings excluding pension and special items on a per share basis.
Investor Conference Call
A conference call is scheduled today at 5:00 p.m. (EST) to discuss the acquisitions of Digital Insight and Alaric Systems. Access to the conference call and an accompanying presentation describing the transactions, as well as a replay of the call, will be available on NCR's Web site at http://investor.ncr.com/. Additionally, the live call can be accessed by dialing 888-427-9411 and entering the participant passcode 9976388.

The call replay can be accessed by dialing 888-203-1112 using replay passcode 9976388. The call replay will be available starting at 8 PM EST December 2, 2013 until 8:00 PM EST December 9, 2013.

About NCR Corporation
NCR Corporation (NYSE: NCR) is the global leader in consumer transaction technologies, turning everyday interactions with businesses into exceptional experiences. With its software, hardware, and portfolio of services, NCR enables more than 450 million transactions daily across the retail, financial, travel, hospitality, telecom and technology industries. NCR solutions run the everyday transactions that make your life easier.

NCR is headquartered in Duluth, Georgia with over 26,000 employees and does business in 180 countries. NCR is a trademark of NCR Corporation in the United States and other countries. NCR encourages investors to visit its web site which is updated regularly with financial and other important information about NCR.

Web site: www.ncr.com
Twitter: @NCRCorporation
Facebook: www.facebook.com/ncrcorp
LinkedIn: www.linkedin.com/company/ncr-corporation
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Forward-Looking Statements
Note to Investors - This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements use words such as “seek,” “potential,” “expect,” “strive,” “continue,” “continuously,” “accelerate,” “anticipate,” “outlook,” “intend,” “plan,” “target,” “believe,” “estimate,” “forecast,” “pursue” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” They include statements as to NCR's plans for the businesses of Digital Insight and Alaric Systems; the strategic fit of Digital Insight and Alaric Systems with NCR and its Financial Services line of business, and their effects on NCR’s solutions portfolio; expectations regarding trends in the financial services industry; comments about future market or industry performance or behaviors; and beliefs, expectations, intentions, and strategies, among other things.

Forward-looking statements are based on management's current beliefs, expectations and assumptions and involve a number of known and unknown risks and uncertainties, many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and there are a number of factors, risks and uncertainties that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. In addition to the factors discussed in this release, these other factors, risks and uncertainties include those relating to: domestic and global economic and credit conditions, including the ongoing sovereign debt conditions in Europe and the uneven global economic recovery; our indebtedness and the impact that it may have on our financial and operating activities and our ability to incur additional debt; the financial covenants in our senior secured credit facility and the indentures for our senior unsecured notes and their impact on our financial and business operations; the adequacy of our future cash flows to service our indebtedness; the variable interest rates borne by our indebtedness under our senior secured credit facility and the effects of changes in those rates; our ability to raise funds necessary to finance a required change in control purchase of our senior unsecured notes; the effect on our future borrowing costs and access to capital of a lowering or withdrawal of the ratings assigned to our debt securities; shifts in market demands, continued competitive factors and pricing pressures; shorter product cycles, rapidly changing technologies and maintaining a competitive leadership position with respect to our solution offerings; manufacturing disruptions affecting product quality or delivery times; the historical seasonality of our sales; the effect of currency translation; our ability to achieve targeted cost reductions; maintaining profitability of our professional services consulting engagements and appropriate utilization rates for our consultants; market volatility and the funded status of our pension plans; the success of our pension strategy, including “Phase III” of our pension strategy; tax rates; our ability to sell higher-margin software and services in addition to hardware; business and legal risks associated with multinational operations; availability and successful exploitation of new acquisition and alliance opportunities; expected benefits related to acquisitions and alliances, including the acquisition of Alaric Systems and the proposed acquisition of Digital Insight, not materializing; the timely development, production or acquisition and market acceptance of new and existing products and services; the ability of third party suppliers on which we rely being able to fulfil our needs; our ability to successfully develop and protect intellectual property that drives innovation; our ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees; compliance with requirements relating to data privacy and protection; continued efforts to establish and maintain best-in-class internal information technology and control systems; exposure to post-closing liabilities resulting from the sale of assets of our entertainment business; environmental exposures from our historical and ongoing manufacturing activities; changes in GAAP and the resulting impact, if any, on our accounting policies; uncertainties with regard to regulations, lawsuits, claims and other matters across various jurisdictions; and other factors detailed from time to time in NCR's U.S. Securities and Exchange Commission reports and NCR's annual reports to stockholders. NCR does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact
Tracy Krumme
NCR Investor Relations
212.589.8569
tracy.krumme@ncr.com

Media Contact
Jeff Dudash
NCR Public Relations
919.435.6976
jeff.dudash@ncr.com